Exhibit List


Exhibit No.              Exhibit
24           Power of Attorney for M. W. Scoggins
POWER OF ATTORNEY

               REPORTS, SECURITIES TRANSACTIONS


     I,  M.  W.  Scoggins, of 11711 Empress Oaks Court,  Houston,

Texas  77082-6843,  as  a  Director of Questar  Corporation  (the

"Company"), do hereby appoint Abigail L. Jones and S.  E.  Parks,

or each of them acting alone, my true and lawful attorney-in-fact to sign any Form 3, Form 4, Form 5, or Form 144 Reports that I am required  to  file  with the Securities and  Exchange  Commission reporting  transactions involving shares of the Company's  common stock and derivative securities whose value is dependent on  such shares, including option grants and phantom stock units allocated to  my  accounts  under the terms of deferred compensation  plans adopted by the Company and its subsidiaries.

      I acknowledge that Ms. Jones and Mr. Parks are not assuming any  responsibility that I have to comply with federal securities laws, including compliance with Section 16 of the Securities  and

Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect with  respect  to my holdings of any transactions  of  securities issued by the Company as long as I am required to make reports of my  transactions, unless I revoke it with a signed writing  prior to such date.





February 7, 2005                   M. W. Scoggins